                                                                  EXECUTION COPY
================================================================================
                                      [Published CUSIP Number: ________________]


                                CREDIT AGREEMENT

                            Dated as of May 16, 2005

                                      among

                                  METLIFE, INC.
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as Syndication Agent

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC
                                       and
                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                    as Joint Lead Arrangers and Book Managers

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                        Page
-------                                                                                                        ----
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS......................................................................1
         1.01     Defined Terms..................................................................................1
         1.02     Other Interpretive Provisions.................................................................16
         1.03     Accounting Terms..............................................................................17
         1.04     Rounding......................................................................................17
         1.05     References to Agreements and Laws.............................................................17
         1.06     Times of Day..................................................................................17

ARTICLE II. THE COMMITMENTS and LOANS...........................................................................17
         2.01     Loans.........................................................................................17
         2.02     Borrowing, Conversions and Continuations of Loans.............................................18
         2.03     Voluntary Prepayments.........................................................................19
         2.04     Termination or Reduction of Commitments and Mandatory Prepayments.............................20
         2.05     Repayment of Loans............................................................................20
         2.06     Interest......................................................................................20
         2.07     Fees..........................................................................................21
         2.08     Computation of Interest and Fees..............................................................21
         2.09     Evidence of Debt..............................................................................22
         2.10     Payments Generally............................................................................22
         2.11     Sharing of Payments...........................................................................23

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY.............................................................24
         3.01     Taxes.........................................................................................24
         3.02     Illegality....................................................................................27
         3.03     Inability to Determine Rates..................................................................27
         3.04     Increased Cost and Reduced Return; Capital Adequacy...........................................27
         3.05     Compensation for Losses.......................................................................28
         3.06     Matters Applicable to all Requests for Compensation...........................................29
         3.07     Survival......................................................................................29

ARTICLE IV. REPRESENTATIONS AND WARRANTIES......................................................................29
         4.01     Organization; Powers..........................................................................29
         4.02     Authorization; Enforceability.................................................................29
         4.03     Governmental Approvals; No Conflicts..........................................................29
         4.04     Financial Condition; No Material Adverse Change...............................................30
         4.05     Properties....................................................................................30
         4.06     Litigation and Environmental Matters..........................................................31
         4.07     Compliance with Laws and Agreements...........................................................31
         4.08     Investment and Holding Company Status.........................................................31
         4.09     Taxes.........................................................................................31
         4.10     ERISA.........................................................................................31
         4.11     Disclosure....................................................................................32
         4.12     Margin Stock..................................................................................32
         4.13     Acquisition Agreement.........................................................................32

                                                                CREDIT AGREEMENT

Section                                                                                                        Page
-------                                                                                                        ----
ARTICLE V. CONDITIONS TO LOANS..................................................................................32
         5.01     Effectiveness.................................................................................32
         5.02     First Closing Date............................................................................33
         5.03     Second Closing Date...........................................................................35

ARTICLE VI. AFFIRMATIVE COVENANTS...............................................................................36
         6.01     Financial Statements and Other Information....................................................36
         6.02     Notices of Defaults...........................................................................38
         6.03     Existence; Conduct of Business................................................................38
         6.04     Payment of Obligations........................................................................38
         6.05     Maintenance of Properties; Insurance..........................................................38
         6.06     Books and Records; Inspection Rights..........................................................38
         6.07     Compliance with Laws..........................................................................39
         6.08     Use of Proceeds...............................................................................39

ARTICLE VII. NEGATIVE COVENANTS.................................................................................39
         7.01     Liens.........................................................................................39
         7.02     Fundamental Changes...........................................................................40
         7.03     Transactions with Affiliates..................................................................41
         7.04     Adjusted Statutory Surplus; Risk Based Capital Ratio..........................................41
         7.05     Consolidated Net Worth........................................................................41

ARTICLE VIII. EVENTS OF DEFAULT.................................................................................41
         8.01     Events of Default.............................................................................41
         8.02     Remedies Upon Event of Default................................................................43
         8.03     Application of Funds..........................................................................43

ARTICLE IX. ADMINISTRATIVE AGENT................................................................................44
         9.01     Appointment and Authorization of Administrative Agent.........................................44
         9.02     Delegation of Duties..........................................................................44
         9.03     Liability of Administrative Agent.............................................................44
         9.04     Reliance by Administrative Agent..............................................................45
         9.05     Notice of Default.............................................................................45
         9.06     Credit Decision; Disclosure of Information by Administrative Agent............................46
         9.07     Indemnification of Administrative Agent.......................................................46
         9.08     Administrative Agent in its Individual Capacity...............................................47
         9.09     Successor Administrative Agent................................................................47
         9.10     Administrative Agent May File Proofs of Claim.................................................47
         9.11     Other Agents; Joint Lead Arrangers and Book Managers..........................................48

ARTICLE X. MISCELLANEOUS........................................................................................48
         10.01    Amendments, Etc...............................................................................48
         10.02    Notices and Other Communications; Facsimile Copies............................................49
         10.03    No Waiver; Cumulative Remedies................................................................51
         10.04    [Intentionally Omitted].......................................................................51
         10.05    Costs, Expenses and Indemnification...........................................................51
         10.06    Payments Set Aside............................................................................53

                                                                CREDIT AGREEMENT

Section                                                                                                        Page
-------                                                                                                        ----
         10.07    Successors and Assigns........................................................................53
         10.08    Confidentiality...............................................................................56
         10.09    Set-off.......................................................................................57
         10.10    Interest Rate Limitation......................................................................58
         10.11    Counterparts..................................................................................58
         10.12    Integration...................................................................................58
         10.13    Survival of Representations and Warranties....................................................58
         10.14    Severability..................................................................................58
         10.15    Mitigation of Obligations; Replacement of Lenders.............................................59
         10.16    Governing Law.................................................................................59
         10.17    Waiver of Right to Trial by Jury..............................................................60
         10.18    USA PATRIOT Act Notice........................................................................60


                                                                CREDIT AGREEMENT

SCHEDULES
         2.01     Commitments and Pro Rata Shares
         2.03     Excluded Indebtedness and Equity Issuances
         4.06     Disclosed Matters
         10.02    Administrative Agent's Office, Certain Addresses for Notices
         10.08    Processing and Recordation Fees

EXHIBITS
                  FORM OF

         A        Loan Notice
         B        Note
         C        Assignment and Assumption


                                                                CREDIT AGREEMENT

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT ("Agreement") is entered into as of May 16, 2005, among METLIFE, INC. (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent.

      The Borrower has requested that the Lenders provide a credit facility and the Lenders are willing to do so on the terms and conditions set forth herein.

      In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Acquisition" means the acquisition by the Borrower, on one or more Closing Dates, of all of the outstanding shares of capital stock of certain indirect Subsidiaries of Citigroup Inc., including TIC, and substantially all of the international insurance businesses of Citigroup Inc., pursuant to the Acquisition Agreement.

      "Acquisition Agreement" means the Acquisition Agreement dated as of January 31, 2005, between the Borrower and Citigroup Inc., as amended from time to time.

      "Adjusted Statutory Surplus" means, at any time, the sum of (a) surplus (calculated in accordance with the Statutory Statements) plus (b) asset valuation reserve (calculated in accordance with the Statutory Statements).

      "Administrative Agent" means Bank of America in its capacity as administrative agent under each of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means the Administrative Agent's address as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for the purposes of Section 10.07, any special purpose funding vehicle that funds itself principally in the commercial paper market shall not constitute an Affiliate of any Lender. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the


                                                                CREDIT AGREEMENT
ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Agent-Related Persons" means the Administrative Agent and the Arrangers, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "Aggregate Commitments" means, as of the date of any determination, the Commitments of all of the Lenders then in effect. On the date hereof, the Aggregate Commitments are $7,000,000,000.

      "Agreement" means this Credit Agreement.

      "Applicable Insurance Regulatory Authority" means the insurance department or similar insurance regulatory or administrative authority or agency of the jurisdiction in which the Company, TIC or TLAC, as the case may be, is domiciled.

      "Applicable Rate" means, from time to time, the Commitment Fee Rate, the Eurodollar Rate Margin or the Base Rate Margin (as applicable according to the context) expressed as a percentage per annum, determined by reference to the Debt Rating of the Borrower as set forth below:

                                 APPLICABLE RATE

                   DEBT RATING                             EURODOLLAR RATE    BASE RATE
PRICING LEVEL      S&P/MOODY'S       COMMITMENT FEE RATE        MARGIN          MARGIN
-------------      -----------       -------------------        ------          ------
      1          A+/A1 or better            0.060               0.250             0
      2                A/A2                 0.070               0.300             0
      3           A-/A3 or worse            0.090               0.400             0

            "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 3 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply.

On the date of this Agreement, the Applicable Rate shall be determined based upon Pricing Level 2. Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.


                                                                CREDIT AGREEMENT

      "Arrangers" mean Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., as joint lead arrangers and book managers.

      "Asset Securitization" means a public or private transfer of installment receivables, credit card receivables, lease receivables, mortgage loan receivables, policyholder loan receivables or any other type of secured or unsecured financial assets, which transfer is recorded as a sale according to GAAP as of the date of such transfer.

      "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit C.

      "Attorney Costs" means and includes all fees, expenses and disbursements of any one law firm or other external counsel and, without duplication, in the case of an Event of Default referred to in Section 8.01(h) or 8.01(i), the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

      "Attributable Indebtedness" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

      "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Borrower" has the meaning specified in the introductory paragraph hereto.

      "Borrower Funded Portion" means an amount, determined as of the first Closing Date, equal to the total purchase price for the assets to be acquired pursuant to the First Closing Date Acquisition Agreement, minus the sum of (a) the Aggregate Commitments in effect on the first Closing Date plus (b) the Citigroup Equity Portion.

      "Borrowing" means the borrowing on a Closing Date of Loans made by the Lenders pursuant to Section 2.01; provided, however, that there shall be no more than two Borrowings.


                                                                CREDIT AGREEMENT

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

      "Citigroup Equity Portion" means the portion of the total purchase price for the assets to be acquired pursuant to the First Closing Date Acquisition Agreement that will be paid by the issuance of the Citigroup Securities.

      "Citigroup Securities" means the securities to be issued to Citigroup Inc. pursuant to the First Closing Date Acquisition Agreement.

      "Closing Date" means a Business Day on which all the conditions precedent in Section 5.02 or Section 5.03, as the case may be, are satisfied or waived in accordance with Section 10.01 and a Borrowing is made; provided, however, that there shall be no more than two Closing Dates.

      "Code" means the Internal Revenue Code of 1986.

      "Commitment" means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Company" means Metropolitan Life Insurance Company, a New York stock life insurance corporation.

      "Company Action Level" means, at any time the Risk Based Capital Ratio is to be determined, 200% of the amount of the Authorized Control Level Risk Based Capital of TIC set forth in the most recent annual Statutory Statement of TIC. The Authorized Control Level Risk Based Capital of TIC shall be computed in the manner from time to time prescribed by the Applicable Insurance Regulatory Authority of the State of Connecticut for inclusion in the annual Statutory Statement of TIC to such Applicable Insurance Regulatory Authority. Such Authorized Control Level Risk Based Capital currently appears on page 28, line 31 of such Statutory Statement.


                                                                CREDIT AGREEMENT

      "Consolidated Net Worth" means the consolidated stockholders' equity, determined in accordance with GAAP, of the Borrower and its Consolidated Subsidiaries.

      "Consolidated Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

      "Continuation Fee Accrual Date" means the later of (a) 180 days after the Trigger Date and (b) 90 days after the first Closing Date.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" has the meaning specified in the definition of "Affiliate."

      "Debt Rating" has the meaning specified in the definition of "Applicable Rate."

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservation, dissolution, bankruptcy, assignment for the benefit of creditors, moratorium, rehabilitation, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any state of the United States or any other applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would, unless cured or waived, be an Event of Default.

      "Default Rate" means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

      "Dollar" and "$" mean lawful money of the United States.

      "Eligible Assignee" has the meaning specified in Section 10.07(g).


                                                                CREDIT AGREEMENT

      "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Material Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived and other than an event which is based on a certain level of unfunded vested benefits, or the requirement to pay variable PBGC premiums, provided that the amount of unfunded vested benefits, when determined on a FAS87 basis, do not exceed $50,000,000);
(b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "Eurodollar Base Rate" has the meaning specified in the definition of "Eurodollar Rate."


                                                                CREDIT AGREEMENT

      "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

           Eurodollar Rate     =              Eurodollar Base Rate
                                     ------------------------------------
                                     1.00 - Eurodollar Reserve Percentage

      Where,

            "Eurodollar Base Rate" means, for such Interest Period the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

            "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

      "Event of Default" has the meaning specified in Section 8.01.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise or similar taxes, in each case, imposed on (or measured by) its net income by the United States of America, or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or, in the case of a jurisdiction (or any political subdivision thereof) that imposes taxes on the basis of management or control or other concept or principle of residence, the jurisdiction (or any political subdivision thereof) in which such recipient is so resident, (b) Taxes imposed by reason


                                                                CREDIT AGREEMENT
of any present or former connection between such Person and the jurisdiction (or any political subdivision thereof) imposing such Taxes, other than as a result of the execution and delivery of this Agreement, the making of any Loans hereunder or the performance of any action provided for hereunder, (c) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.15(b)), any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a) or (ii) is attributable to such Foreign Lender's failure to comply with Section 3.01(e).

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as reasonably determined by the Administrative Agent.

      "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.

      "First Closing Date Acquisition Agreement" means the Acquisition Agreement, as in effect on the first Closing Date.

      "First Closing Date Purchase Amount" means the amount to be paid on the first Closing Date for the assets to be acquired on the first Closing Date pursuant to the First Closing Date Acquisition Agreement.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Funding Issuance" means the issuance by the Borrower after the date of this Agreement of any bonds, debentures or other Indebtedness for borrowed money or of any stock or other equity-linked securities, other than the Indebtedness or equity issuances described on Schedule 2.03.


                                                                CREDIT AGREEMENT

      "GAAP" means generally accepted accounting principles in the United
States.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Granting Lender" has the meaning specified in Section 10.07(h).

      "Guarantee" means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);


                                                                CREDIT AGREEMENT

                  (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (e) all Surplus Relief Reinsurance ceded by such Person;

            (f) capital leases of which such Person is the lessee; and

            (g) all Guarantees of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Liabilities" has the meaning specified in Section 10.05.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitee" has the meaning specified in Section 10.05.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

      "Interest Period" means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

            (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (c) no Interest Period shall extend beyond the Maturity Date.


                                                                CREDIT AGREEMENT

      "IRS" means the United States Internal Revenue Service.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "Lender" has the meaning specified in the introductory paragraph hereto.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan" means an extension of credit by a Lender to the Borrower under
Article II.

      "Loan Documents" means this Agreement and each Note.

      "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Margin Stock" means "margin stock" within the meaning of Regulations U and X.

      "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent and the Lenders hereunder.

      "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Contracts, of the Borrower or any of its Material Subsidiaries in an aggregate principal amount exceeding $300,000,000 (or its equivalent in any other currency). For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any of its Material Subsidiaries in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Material Subsidiary would be required to pay if such Swap Contract were terminated at such time.


                                                                CREDIT AGREEMENT

      "Material Subsidiary" means, at any time, (i) the Company and (ii) each Subsidiary of the Borrower that as of such time meets the definition of "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC, but excluding any Subsidiary (an "Investment Subsidiary") established in connection with the ownership and investment management of the general account assets of (i) the Company or (ii) any other Material Subsidiary of the Borrower that is an insurance company (each of the Company and such other insurance company, an "Insurance Subsidiary"); provided, however, that, so long as the consolidated assets of the Investment Subsidiaries of any Insurance Subsidiary exceed 25% of the consolidated assets of such Insurance Subsidiary, then each such Investment Subsidiary shall be deemed to be a Material Subsidiary. Notwithstanding the foregoing, for purposes of the representations and warranties in Article IV, TIC shall not be considered to be a Material Subsidiary until the second Closing Date.

      "Maturity Date" means the 364th day after the Trigger Date or, if such day is not a Business Day, the immediately preceding Business Day.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "NAIC" means the National Association of Insurance Commissioners and any successor thereto.

      "Net Cash Proceeds" means, with respect to any Funding Issuance, the amount of cash received by the Borrower in connection with such transaction after deducting therefrom all taxes, fees (including, without limitation, investment banking fees), commissions, costs and other expenses to the extent properly attributable to such transaction.

      "Note" means a promissory note made by the Borrower in favor of a Lender evidencing Loans made or held by such Lender, substantially in the form of Exhibit B.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

      "Outstanding Amount" means, with respect to the Loans on any date, the aggregate principal amount thereof outstanding at the close of business on such date after giving effect to a Borrowing or any prepayment or repayment of the Loans occurring on such date.


                                                                CREDIT AGREEMENT

      "Participant" has the meaning specified in Section 10.07(d).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Permitted Encumbrances" means:

      (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

      (b) bankers', carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

      (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

      (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

      (e) Liens on deposit accounts or securities accounts, including bankers' Liens and rights of setoff arising in the ordinary course of business;

      (f) Liens arising out of deposits of cash or securities with reinsurance trusts, ceding companies or insurance regulators in the ordinary course of business; and

      (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or the Company;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Prepayment Amount" means an amount equal to 100% of the Net Cash Proceeds from any Funding Issuance.


                                                                CREDIT AGREEMENT

      "Pro Rata Share" means, with respect to each Lender, (a) at any time prior to the Borrowing on the first Closing Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time and (b) at any time after a Borrowing on the first Closing Date, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Outstanding Amount of the Loans owing to such Lender at such time and the denominator of which is the Outstanding Amount of all Loans at such time. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "Register" has the meaning specified in Section 10.07(c).

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Required Lenders" means, as of any date of determination, Lenders whose Pro Rata Shares aggregate more than 50%; provided that the Pro Rata Share of any Defaulting Lender shall be excluded from the numerator and the denominator of the fraction established in calculating Pro Rata Shares for purposes of making a determination of Required Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

      "Risk Based Capital Ratio" means, as of any time the same is to be determined, the ratio of the Adjusted Capital of TIC to the Company Action Level of TIC at such time. Adjusted Capital, for purposes of this definition, shall be computed in the manner from time to time prescribed by the Applicable Insurance Regulatory Authority of the State of Connecticut as total adjusted capital for inclusion in the annual Statutory Statement of TIC to such Applicable Insurance Regulatory Authority (currently appearing on page 23, line 30 of such annual Statutory Statement and currently consisting of capital and surplus of TIC, the asset valuation reserve of TIC and 50% of TIC's dividend liability), but calculated on a quarterly basis.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "SAP" means the accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority or the NAIC.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Securities Transactions" means (a) securities lending arrangements, and
(b) repurchase and reverse repurchase arrangements with respect to securities and financial instruments.


                                                                CREDIT AGREEMENT

      "Separate Accounts Assets" means, as at any date, the "Separate Accounts assets" of the Company, determined in accordance with SAP, reported as such in the Statutory Statements of the Company.

      "SPC" has the meaning specified in Section 10.07(h).

      "Statutory Statement" means a statement of the condition and affairs of the Company, TIC or TLAC, as the case may be, prepared in accordance with SAP, and filed with the Applicable Insurance Regulatory Authority.

      "Structured Transaction Liens" means Liens granted by the Company to (A) a 99%-owned Subsidiary (the "Relevant Subsidiary") in connection with a structured private investment transaction entered into in September 1999, as the same may be amended from time to time (the "Structured Transaction") where (i) in connection with such transaction, such Liens are assigned to a special purpose Subsidiary of the Company (the "SPV") in which the Company is the holder of all outstanding obligations (other than ordinary course administrative expenses and common equity interests) and (ii) the assets covered by such Liens consist solely of the rights of the Company against the SPV; and (B) the SPV in connection with the Structured Transaction which are subordinated to, and exercisable only after, the Liens described in the preceding clause (A) and which cover only the assets covered by the Liens described in said clause (A).

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Surplus Relief Reinsurance" means any transaction in which the Company or any Subsidiary of the Company cedes business under a reinsurance agreement that would be considered a "financing-type" reinsurance agreement as determined by the independent certified public accountants of the Company in accordance with principles published by the Financial Accounting Standards Board or the Second Edition of the AICPA Audit Guide for Stock Life Insurance Companies (pp. 91-92), as the same may be revised from time to time.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms


                                                                CREDIT AGREEMENT
and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, or annexes, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority including penalties, interest and additions to tax.

      "TIC" means The Travelers Insurance Company, a Connecticut corporation.

      "TLAC" means The Travelers Life and Annuity Company, a Connecticut corporation.

      "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, each Borrowing when made and the use of proceeds thereof.

      "Trigger Date" means the earlier of (a) the seventh day prior to the first Closing Date and (b) June 24, 2005.

      "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "United States" and "U.S." mean the United States of America.

      "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

            (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

            (iii) The term "including" is by way of example and not limitation.

            (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.


                                                                CREDIT AGREEMENT

      (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 ACCOUNTING TERMS. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP or SAP, as the case may be, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements or Statutory Statements, as of and for the year ended December 31, 2004, as applicable, except as otherwise specifically prescribed herein.

      (b) If at any time any change in GAAP or SAP would affect the computation of any requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP or SAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP or SAP, as applicable, as in effect prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP or SAP.

      1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

      1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

                                   ARTICLE II.
                            THE COMMITMENTS AND LOANS

      2.01 LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrower on each Closing Date


                                                                CREDIT AGREEMENT
in an aggregate amount for all Closing Dates not to exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, the Outstanding Amount of the Loans shall not exceed the Aggregate Commitments. Each Borrowing may consist of Base Rate Loans or Eurodollar Rate Loans with differing Interest Periods, as further provided herein. Even though the Aggregate Commitments may not have been terminated at the time of such prepayment or repayment, Loans that have been prepaid or repaid may not be reborrowed.

      2.02 BORROWING, CONVERSIONS AND CONTINUATIONS OF LOANS.

      (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of Eurodollar Rate Loans, or of any conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and
(ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. The aggregate amount of Borrowings that may be made under this Agreement shall not exceed an amount equal to $7,000,000,000, less the Net Cash Proceeds from any Funding Issuance by the Borrower on or before either Closing Date, plus the costs and expenses of the Borrower reasonably associated with the Acquisition and the Transactions as a whole (including any portion of the Acquisition and the Transactions consummated on a second Closing Date); provided, however, that the aggregate amount of the Borrowings shall not exceed the Aggregate Commitments. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans,
(ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

      (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described


                                                                CREDIT AGREEMENT
in the preceding Subsection. In the case of any Borrowing, each Lender shall make the amount of its Loans available to the Administrative Agent in immediately available funds at the Administrative Agent's Office as early as practicable on the Business Day specified in the applicable Loan Notice. As promptly as practicable, upon satisfaction of the applicable conditions set forth in Section 5.02 or Section 5.03, as applicable, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

      (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

      (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to any Borrowing, all conversions of Loans from one Type to the other, and all continuations of Loans of the same Type, there shall not at any one time be more than ten Interest Periods in effect with respect to Loans.

      2.03 VOLUNTARY PREPAYMENTS. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.


                                                                CREDIT AGREEMENT

      2.04 TERMINATION OR REDUCTION OF COMMITMENTS AND MANDATORY PREPAYMENTS.

      (a) Upon the occurrence of a Change of Control prior to the first Closing Date, the Aggregate Commitments shall terminate upon notice thereof from the Administrative Agent to the Borrower, which notice shall be given only at the request or with the consent of the Required Lenders. The Aggregate Commitments shall be automatically reduced from time to time on or prior to the first Closing Date in an amount equal to the Prepayment Amount with respect to each Funding Issuance made on or prior to the first Closing Date.

      (b) Upon receipt by the Borrower of the Net Cash Proceeds of any Funding Issuance made after the first Closing Date, the Prepayment Amount shall be applied, first, promptly to the prepayment of any then outstanding Loans, together with accrued interest on the Loans prepaid, until such Loans have been paid in full, and second, to the automatic reduction of the Aggregate Commitments until the Aggregate Commitments (if any Aggregate Commitments are then in effect) have been reduced to zero. Any portion of the Aggregate Commitments that is not borrowed on the second Closing Date shall be automatically terminated.

      (c) Upon the occurrence of a Change of Control after the first Closing Date, the Borrower agrees that if requested by the Administrative Agent (which request shall be made only at the request or with the consent of the Required Lenders) the Borrower will promptly prepay any then outstanding Loans, together with accrued interest thereon.

      (d) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments and this Agreement, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.05 REPAYMENT OF LOANS. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of the Loans outstanding on such date.

      2.06 INTEREST.

      (a) Subject to the provisions of Subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the date that it becomes a Base Rate Loan at a rate per annum equal to the Base Rate plus the Applicable Rate.

      (b) (i) If any amount of principal of any Loan is not paid when due without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise,


                                                                CREDIT AGREEMENT
such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all its outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.07 FEES.

      (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily unborrowed amount of the Aggregate Commitments. The commitment fee shall accrue at all times from the Trigger Date, including at any time during which one or more of the conditions in Section 5.02 or Section 5.03 is not met, and shall be due and payable on each Closing Date and on the first Business Day of October, 2005, January, 2006, and February, 2006, unless the Aggregate Commitments are terminated prior to any such Business Day. The commitment fee shall also be payable on the Business Day, if any, after the Trigger Date that the Aggregate Commitments are terminated. If there is any change in the Applicable Rate during any period for which the commitment fee is payable, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each day during such period that the respective Applicable Rate was in effect.

      (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a continuation fee equal to .10% times the Outstanding Amount, if any, of the Loans on the Continuation Fee Accrual Date. The continuation fee shall be due and payable on the first Business Day after the Continuation Fee Accrual Date.

      2.08 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other


                                                                CREDIT AGREEMENT
computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day.

      2.09 EVIDENCE OF DEBT. The Loans made or held by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of the Loans and payments with respect thereto.

      2.10 PAYMENTS GENERALLY.

      (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:30 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:30 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

      (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder (or, in the case of a Borrowing of Base Rate Loans, 12:30 p.m. on the date of such Borrowing), that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:


                                                                CREDIT AGREEMENT
                                       22

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent, any Lender or the Borrower may have against any other Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Subsection (c) shall be conclusive, absent manifest error.

     (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this
Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Borrowing set forth in Section 5.02 or Section 5.03, as the case may be, are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any Closing Date shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loans.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.11 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable

                                                                CREDIT AGREEMENT
share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 TAXES.

     (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes not paid pursuant to Section 3.01(a)(iii) to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent and each Lender within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable


                                                                CREDIT AGREEMENT
under this Section) and any penalties, interest, additions to tax and reasonable expenses arising therefrom or with respect thereto; provided, that the Borrower shall not be obligated to make a payment pursuant to this Section 3.01 in respect of penalties, interest and additions to tax attributable to any Indemnified Taxes or Other Taxes, if (i) such penalties, interest and additions to tax are attributable to the failure of the Administrative Agent or such Lender, as the case may be, to pay amounts paid to the Administrative Agent or such Lender by the Borrower (for Indemnified Taxes or Other Taxes) to the relevant Governmental Authority within thirty (30) days after receipt of such payment from the Borrower or (ii) such penalties, interest and additions to tax are attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender, as the case may be. Within 90 days after the Administrative Agent or such Lender learns of the imposition of Indemnified Taxes or Other Taxes, such Person shall give notice to the Borrower of the payment by the Administrative Agent or such Lender, as the case may be, of such Indemnified Taxes or Other Taxes, and of the assertion by any Governmental Authority that such Indemnified Taxes or Other Taxes are due and payable, but the failure to give such notice shall not affect the Borrower's obligations hereunder to reimburse the Administrative Agent and such Lender for such Indemnified Taxes or Other Taxes, except that the Borrower shall not be liable for penalties, interest and other liabilities accrued or incurred after such 90 day period until such time as it receives the notice contemplated above, after which time it shall be liable for penalties, interest and other liabilities accrued or incurred prior to or during such 90 day period and accrued or incurred after such receipt. The Borrower shall not be liable for any penalties, interest and other liabilities with respect to such Indemnified Taxes or Other Taxes to the extent it has reimbursed the amount thereof to the Administrative Agent or such Lender, as the case may be. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

     (d) Within 30 days after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Each Foreign Lender, before it signs and delivers this Agreement if listed on the signature pages hereof, and before it becomes a Lender in the case of each other Foreign Lender, shall provide the Borrower and the Administrative Agent either (i) two accurate, complete and signed originals of either (x) U.S. Internal Revenue Service Form W-8ECI or any successor form, or (y) U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8IMY, or any successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of interest hereunder free from, or subject to a reduced rate of withholding of United States Federal income tax or (ii) in the case of such a Lender that is entitled to claim exemption from withholding of United States Federal income tax under Section 871(h) or Section 881(c) of the Code with respect to payments of "portfolio interest", (x) a certificate to the effect that such Lender is (A) not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) not a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (C) not a controlled foreign corporation related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code and (y) two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-8BEN or U.S. Internal


                                                                CREDIT AGREEMENT

Revenue Service Form W-81MY, or any successor Form. To the extent permitted or required by applicable law, from time to time thereafter, at the request of the Borrower, each Foreign Lender shall deliver renewals or additional copies of such forms (or successor forms) on or before the date that such form expires or becomes obsolete. Upon the written request of the Borrower to the Administrative Agent and any Lender which is not a Foreign Lender, such Lender shall provide the Borrower and the Administrative Agent with two accurate, complete and signed originals of the U.S. Internal Revenue Service Form W-9.

     (f) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 3.01.

     (g) If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this paragraph (g), together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this paragraph (g) shall survive the payment of the Loans and termination of this Agreement.

     (h) If the Administrative Agent or any Lender determines, in its good faith judgment, that it has actually received or realized any refund of tax or any reduction of its tax liabilities or otherwise recovered any amount in connection with any deduction or withholding or payment of any additional amount by the Borrower pursuant to Section 3.04 or this Section 3.01, such Person shall reimburse the Borrower within 60 days in an amount equal to the net benefit, after tax, and net of all reasonable out-of-pocket expenses incurred by such Person in connection with such refund, reduction or recovery; provided, that nothing in this paragraph (h) shall require any Person to make available its tax returns (or any other information relating to its taxes which it deems to be confidential). In the event that the reimbursement described in the preceding sentence is determined to have been paid to the Borrower in error, the Borrower shall return such amount to the applicable Person within 60 days of when such Person is required to repay such refund of tax or is not entitled to such reduction of, or credit against, its tax liabilities. If the Administrative Agent or any Lender shall become aware that it is entitled to receive a refund or direct credit in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts, it shall promptly notify the Borrower of the availability of such refund or direct credit and shall, within 30 days after receipt of a request for such by the Borrower (whether as a result of notification that it has made of such to the Borrower or otherwise), make a claim to such Governmental Authority for such refund or direct credit and contest such Indemnified Taxes, Other Taxes or liabilities if (i) the Borrower has agreed in writing to pay all of such Lender's or Administrative Agent's reasonable out-of-pocket costs and expenses relating to such claim or contest,
(ii) such

                                                                CREDIT AGREEMENT

Lender or the Administrative Agent determines, in its good faith judgment, that it would not be materially disadvantaged or prejudiced as a result of such claim or contest (it being understood that the mere existence of fees, charges, costs or expenses that the Borrower has offered to and agreed to pay on behalf of such Lender or the Administrative Agent shall not be deemed to be materially disadvantageous to such person) and (iii) the Borrower furnishes, upon request of such Lender or the Administrative Agent, an opinion of tax counsel (such opinion and such counsel to be reasonably acceptable to such Lender or the Administrative Agent) to the effect that such Indemnified Taxes or Other Taxes were wrongly or illegally imposed.

     3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all its Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request by it for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation by any Governmental Authority of any Law, or such Lender's compliance with any request, guideline or directive of any Governmental Authority made or issued after the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of

                                                                CREDIT AGREEMENT
this Subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized, in which its principal office is located or has its Lending Office (or in the case of a jurisdiction (or any political subdivision thereof) that imposes taxes on the basis of management or control or other concept or principal of residence, the jurisdiction (or any political subdivision thereof) in which such Lender is so resident), and (iii) reserve requirements utilized, as to Eurodollar Rate Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation by any Governmental Authority thereof, or compliance by such Lender (or its Lending Office) with any request, guideline or directive of any Governmental Authority made or issued after the date hereof, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) except as a result of circumstances set forth in Section 3.02, any continuation, conversion, payment or prepayment of any Loan to it other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.15;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching

                                                                CREDIT AGREEMENT
deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

     3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

     (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the basis for such claim and a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

     (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 10.15.

     3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lenders that:

     4.01 ORGANIZATION; POWERS. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing Date), the Borrower and each of its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     4.02 AUTHORIZATION; ENFORCEABILITY. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing Date), (a) the Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action; and (b) this Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     4.03 GOVERNMENTAL APPROVALS; NO CONFLICTS. On each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing Date), the Transactions and the portion of the Acquisition to be consummated on such Closing Date (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (or waived), such as are not required to be obtained or made prior to the consummation of such portion of the Acquisition and such as would not reasonably be expected to result in a Material Adverse Change, (b) will not violate the charter, by-laws or other organizational documents of the

                                                                CREDIT AGREEMENT

Borrower, (c) will not violate any applicable law, regulation or any order of any Governmental Authority except such as would not reasonably be expected to result in a Material Adverse Change, and (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower except such as would not reasonably be expected to result in a Material Adverse Change.

     4.04 FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing Date):

     (a) The Borrower has heretofore furnished to the Lenders its audited consolidated balance sheet and statements of earnings, equity and cash flows as of and for the fiscal year ended December 31, 2004, reported on by independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries, as of the date thereof and for such fiscal year, in accordance with GAAP.

     (b) The Borrower has heretofore furnished to each of the Lenders the annual Statutory Statement of the Company as at and for the year ended December 31, 2004, as filed with the Applicable Insurance Regulatory Authority. Such Statutory Statement presents fairly, in all material respects, the financial position and results of operations of the Company, as of the date thereof and for such year, in accordance with SAP. The Borrower has heretofore delivered to each of the Lenders to the annual Statutory Statement of each of TIC and TLAC as at and for the year ended December 31, 2004, as filed with the Applicable Insurance Regulatory Authority.

     (c) Since December 31, 2004, there has been no material adverse change in the business, assets, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole from that set forth in the respective financial statements referred to in Sections 4.04(a) and 4.04(b).

     4.05 PROPERTIES. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing
Date):

     (a) The Borrower and each of its Material Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

     (b) The Borrower and each of its Material Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Material Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

                                                                CREDIT AGREEMENT

     4.06 LITIGATION AND ENVIRONMENTAL MATTERS. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing Date):

     (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Material Subsidiaries
(i) as to which there would reasonably be expected to be an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, neither the Borrower nor any of its Material Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     4.07 COMPLIANCE WITH LAWS AND AGREEMENTS. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing Date), (a) each of the Borrower and its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change; and (b) no Default has occurred and is continuing.

     4.08 INVESTMENT AND HOLDING COMPANY STATUS. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing Date), (a) neither the Borrower nor any of its Material Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940; and (b) neither the Borrower nor any of its Material Subsidiaries is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     4.09 TAXES. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing Date), each of the Borrower and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Change.

     4.10 ERISA. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing Date), each Plan and, to the knowledge

                                                                CREDIT AGREEMENT
of the Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Change.

     4.11 DISCLOSURE. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing
Date), none of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower (concerning the Borrower or any Material Subsidiary other than any Material Subsidiary to be acquired in the Acquisition) to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     4.12 MARGIN STOCK. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing
Date), (a) no part of the proceeds of any Loan hereunder will be used, whether directly or indirectly, for any purpose that entails a violation of Regulations U and X of the FRB; and (b) not more than 25% of the value (as determined by any reasonable method) of the assets of the Borrower is represented by Margin Stock.

     4.13 ACQUISITION AGREEMENT. On the date of this Agreement and on each Closing Date (both immediately before and after giving effect to the respective Borrowing and the consummation of the respective portion of the Acquisition on such Closing Date), (a) the Borrower has delivered to the Administrative Agent a true and complete copy of the Acquisition Agreement, as in effect on such date, including all exhibits and schedules thereto; and (b) the Acquisition Agreement has not been terminated and is in full force and effect.

                                   ARTICLE V.
                               CONDITIONS TO LOANS

     5.01 EFFECTIVENESS. This Agreement shall become effective upon the satisfaction of the following conditions precedent:

     (a) The Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each party hereto. Delivery of an executed counterpart of this Agreement or any other Loan Document by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.

     (b) The Administrative Agent shall have received an opinion or opinions, addressed to it and the Lenders and dated the date of this Agreement, of counsel to the Borrower, covering such matters relating to the Borrower, this Agreement or the Transactions as the Administrative

                                                                CREDIT AGREEMENT

Agent or its counsel shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion or opinions.

     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent, its counsel or any Lender may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions, the incumbency of the Responsible Officers of the Borrower authorized to act on behalf of the Borrower in connection with this Agreement and the other Loan Documents and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) The representation and warranty of the Borrower set forth in Section 4.04(c) shall be true and correct as of the date of this Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this Agreement, and such notice shall be conclusive and binding.

     5.02 FIRST CLOSING DATE. The obligation of each Lender to make its Pro Rata Share of the first Borrowing hereunder is subject to the satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:

     (a) The Administrative Agent shall have received a Note dated the first Closing Date executed by the Borrower for each Lender that has requested a Note.

     (b) The Administrative Agent shall have received an opinion or opinions (or bring-downs of the opinion or opinions delivered pursuant to Section 5.01(b)), addressed to it and the Lenders and dated the first Closing Date, of counsel to the Borrower, covering such matters relating to the Borrower, this Agreement or the Transactions as the Administrative Agent or its counsel shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion or opinions (or bring-downs).

     (c) The Administrative Agent shall have received such documents and certificates (or bring-downs of the documents and certificates delivered pursuant to Section 5.01(c)) as the Administrative Agent, its counsel or any Lender may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions, the incumbency of the Responsible Officers of the Borrower authorized to act on behalf of the Borrower in connection with this Agreement and the other Loan Documents and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the first Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

     (e) The representations and warranties of the Borrower set forth in Article IV shall be true and correct immediately before and after giving effect to the Borrowing and the consummation of the portion of the Acquisition to be consummated on the first Closing Date.

                                                                CREDIT AGREEMENT

     (f) Immediately before and after giving effect to the Borrowing and the consummation of the portion of the Acquisition to be consummated on the first Closing Date, no Default shall have occurred and be continuing.

     (g) The first Closing Date shall have occurred on or before the first Business Day of February, 2006.

     (h) The Administrative Agent shall have received a Loan Notice.

     (i) The terms and conditions of the Acquisition Agreement, as in effect on the date of this Agreement, shall not have been amended or waived, except for amendments or waivers that, taken as a whole, in the reasonable opinion of the Administrative Agent and the Arrangers, do not materially adversely affect the ability of the Borrower to timely pay and perform its obligations under this Agreement and the other Loan Documents.

     (j) All conditions precedent to the consummation of the portion of the Acquisition to be consummated on the first Closing Date set forth in Article VII of the Acquisition Agreement (as it may have been amended by amendments described in the exception contained in Section 5.02(i)) shall have been satisfied or waived (pursuant to waivers described in the exception contained in Section 5.02(i)).

     (k) The portion of the Acquisition to be consummated on the first Closing Date shall be consummated concurrently with the Borrowing on the first Closing Date in accordance with the terms and conditions described in Section 5.02(j).

     (l) The Administrative Agent shall have received assurances reasonably satisfactory to it that the Debt Ratings of the Borrower, both before and after giving effect to the Borrowing and the consummation of that portion of the Acquisition being consummated on the first Closing Date, shall be not lower than A- by S&P or A3 by Moody's.

     (m) The Administrative Agent shall have received an unaudited pro forma balance sheet of the Borrower and its Subsidiaries that gives effect to the Acquisition and the funding of the purchase price therefor as if it had occurred on December 31, 2004 (and, if available, at the end of a more recent fiscal quarter of the Borrower ended prior to the first Closing Date).

     (n) The Administrative Agent shall have received assurances reasonably satisfactory to it that (i) not less than 80% of the value (determined by a reasonable allocation of the total purchase price) of the assets contemplated to be acquired pursuant to the First Closing Date Acquisition Agreement will be acquired on the first Closing Date, (ii) on the first Closing Date, the Borrower will pay, from sources available to it other than Loans to be made on the first Closing Date and other than Citigroup Securities to be issued on the first Closing Date, the Borrower Funded Portion of the First Closing Date Purchase Amount, and (iii) on the first Closing Date, the Borrower will pay, by the issuance of Citigroup Securities, the portion of the Citigroup Equity Portion that is to be paid on the first Closing Date pursuant to the First Closing Date Acquisition Agreement.

                                                                CREDIT AGREEMENT

     (o) The Administrative Agent shall have received a closing certificate dated the first Closing Date and executed by a Responsible Officer of the Borrower with respect to the matters set forth in Section 5.02(e), (f), (i),
(j), (k), (l) and (n).

The Administrative Agent shall notify the Borrower and the Lenders of the first Closing Date, and such notice shall be conclusive and binding.

     5.03 SECOND CLOSING DATE. The obligation of each Lender to make its Pro Rata Share of the second Borrowing, if any, hereunder is subject to the satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:

     (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the second Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

     (b) The representations and warranties of the Borrower set forth in Article IV shall be true and correct immediately before and after giving effect to the Borrowing and the consummation of the remainder of the Acquisition on the second Closing Date.

     (c) Immediately before and after giving effect to the Borrowing and the consummation of the remainder of the Acquisition on the second Closing Date, no Default shall have occurred and be continuing.

     (d) The second Closing Date shall have occurred on or before the first Business Day of February, 2006.

     (e) The Administrative Agent shall have received a Loan Notice.

     (f) The terms and conditions of the Acquisition Agreement, as in effect on the date of this Agreement, shall not have been amended or waived, except for amendments or waivers that, taken as a whole, in the reasonable opinion of the Administrative Agent and the Arrangers, do not materially adversely affect the ability of the Borrower to timely pay and perform its obligations under this Agreement and the other Loan Documents.

     (g) All conditions precedent to the consummation of the remainder of the Acquisition on the second Closing Date set forth in Article VII of the Acquisition Agreement (as it may have been amended by amendments described in the exception contained in Section 5.03(f)) shall have been satisfied or waived (pursuant to waivers described in the exception contained in Section 5.03(f)).

     (h) The remainder of the Acquisition shall be consummated concurrently with the Borrowing on the second Closing Date in accordance with the terms and conditions described in Section 5.03(g).

     (i) The Administrative Agent shall have received assurances reasonably satisfactory to it that the Debt Ratings of the Borrower, both before and after giving effect to the Borrowing

                                                                CREDIT AGREEMENT
and the consummation of the remainder of the Acquisition on the second Closing Date, shall be not lower than A- by S&P or A3 by Moody's.

     (j) The Administrative Agent shall have received assurances reasonably satisfactory to it that on the second Closing Date the Borrower will pay, by the issuance of Citigroup Securities, the amount to be paid for the assets to be acquired on the second Closing Date by the issuance of Citigroup Securities pursuant to the Acquisition Agreement as in effect on the second Closing Date.

     (k) The Administrative Agent shall have received a closing certificate dated the second Closing Date and executed by a Responsible Officer of the Borrower with respect to the matters set forth in Section 5.03(b), (c), (f),
(g), (h), (i) and (j).

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

     6.01 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish to the Administrative Agent and each Lender (or the Administrative Agent and the Arrangers in the case of Section 6.01(h)):

     (a) (i) as soon as available, but not later than 75 days (or in the case of fiscal years ending on or after December 15, 2005, 60 days or such other period as may be prescribed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder) after the end of each fiscal year of the Borrower, copies of the Borrower's annual report on Form 10-K as filed with the SEC for such fiscal year; and (ii) as soon as available, but not later than 40 days (or in the case of fiscal years ending on or after December 15, 2005, 35 days or such other period as may be prescribed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder) after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the Borrower's quarterly report on Form 10-Q as filed with the SEC for such fiscal quarter, in each case certified by an appropriate Financial Officer as being the complete and correct copies of the statements on such forms furnished by the Borrower to the SEC, it being understood that, in each case the Administrative Agent shall be entitled to rely on any certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, by the chief financial officer of the Borrower that accompanies such annual and quarterly reports;

     (b) concurrently with any delivery of financial statements under clause (a) above or (except as to clause (ii) of this paragraph (b)) clause (c) or (d) below, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.04 and 7.05 and (iii) stating whether any change in GAAP or SAP, as the case may

                                                                CREDIT AGREEMENT
be, or in the application thereof has occurred since the date of the most recently delivered financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (c) within five days after filing with the Applicable Insurance Regulatory Authority and in any event within 60 days after the end of each year, the annual Statutory Statement of each of the Company and (during the period commencing with the closing of the Acquisition) TIC for such year, certified by one of the Financial Officers of the Company or TIC, as the case may be, as presenting fairly in all material respects the financial position of the Company or TIC, as the case may be, for such year in accordance with SAP;

     (d) within five days after filing with the Applicable Insurance Regulatory Authority and in any event within 60 days after the end of each of the first three quarterly periods of each year, the quarterly Statutory Statement of each of the Company and (during the period commencing with the closing of the Acquisition) TIC for such period, certified by one of the Financial Officers of the Company or TIC, as the case may be, as presenting fairly in all material respects the financial position of the Company or TIC, as the case may be, for such period in accordance with SAP;

     (e) within five days after any change in a Debt Rating for the Borrower, notice of such change;

     (f) within ten days after knowledge of the occurrence of any ERISA Event, a description of such ERISA Event;

     (g) within five days after knowledge of the occurrence of a Change of Control, notice of such Change of Control;

     (h) within five Business Days after it has been agreed to by the Borrower, access to a copy of any amendment or waiver to the terms and conditions of the Acquisition Agreement;

     (i) within ten Business Days after the occurrence thereof, notice of any Funding Issuance that occurs after the date of this Agreement and of the amount of the Net Cash Proceeds thereof; and

     (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Material Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

     Documents required to be delivered pursuant to Section 4.04 or Section 6.01 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall

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                                       37
notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 6.01(b) to the Administrative Agent. Except for such certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     6.02 NOTICES OF DEFAULTS. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of any Default. Each such notice shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     6.03 EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, other than those whose loss, in each case, would not reasonably be expected to result in a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under Section 7.02.

     6.04 PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Material Subsidiaries to, pay, before the same shall become delinquent or in default, its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Change, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Change.

     6.05 MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies of similar size engaged in the same or similar businesses operating in the same or similar locations.

     6.06 BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Material Subsidiaries to, permit any representative designated by the Administrative Agent (and, if a Default shall have occurred and be continuing, any representatives reasonably designated by any Lender), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition (insofar as they relate to this Agreement) with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                                                                CREDIT AGREEMENT

     6.07 COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

     6.08 USE OF PROCEEDS. The proceeds of the Loans will be used only to pay a portion of the purchase price for the Acquisition and to pay costs and expenses reasonably associated with the Acquisition and the Transactions; provided that no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of Regulation U or X of the FRB.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

     7.01 LIENS. The Borrower will not, and will not permit the Company to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a) Permitted Encumbrances;

     (b) any Lien existing on any property or asset prior to the acquisition thereof by such Person; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of such Person, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition;

     (c) Liens on assets acquired, constructed or improved by such Person; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets, and (iii) such Liens shall not apply to any other property or assets of such Person;

     (d) Liens on any property or assets of any other Person existing at the time such other Person is merged or consolidated with or into such Person and not created in contemplation of such event;

     (e) Liens on any real property securing Indebtedness in respect of which
(i) the recourse of the holder of such Indebtedness (whether direct or indirect and whether contingent or otherwise) under the instrument creating the Lien or providing for the Indebtedness secured by the Lien is limited to such real property directly securing such Indebtedness and (ii) such holder may not under the instrument creating the Lien or providing for the Indebtedness secured by the Lien collect by levy of execution or otherwise against assets or property of such Person (other than such real property directly securing such Indebtedness) if such Person fails to pay such Indebtedness when due and such holder obtains a judgment with respect thereto, except for recourse obligations that are customary in "non-recourse" real estate transactions;

                                                                CREDIT AGREEMENT

     (f) Liens arising out of Securities Transactions entered into in the ordinary course of business and on ordinary business terms;

     (g) Structured Transaction Liens;

     (h) Liens arising out of Asset Securitizations;

     (i) Liens on Separate Accounts Assets;

     (j) Liens arising out of any real estate sale/leaseback transactions;

     (k) Liens arising in connection with Swap Contracts;

     (l) Liens on securities owned by such Person which are pledged to the Federal Home Loan Bank Board, (the "FHLBB") to secure loans made by the FHLBB to such Person in the ordinary course of business and on ordinary business terms;

     (m) Liens not otherwise permitted by this Section 7.01 arising in the ordinary course of such Persons' business that do not secure any Indebtedness; provided that the obligations secured by such Liens shall not exceed $3,000,000,000 at any one time outstanding;

     (n) Liens not otherwise permitted by this Section 7.01; provided that the aggregate principal amount of the Indebtedness secured by such Liens shall not exceed $4,000,000,000 at any one time outstanding; and

     (o) any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or assets (other than a substitution of like assets) unless such additional Indebtedness or assets would have been permitted in connection with the original creation, incurrence or assumption of such Lien.

     7.02 FUNDAMENTAL CHANGES.

     (a) The Borrower will not, and will not permit the Company to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (excluding (i) assets sold or disposed of in the ordinary course of business or (ii) between or among the Borrower and its direct and indirect wholly-owned Subsidiaries), or liquidate or dissolve; provided however, that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (A) any Subsidiary of the Borrower may merge into the Borrower or the Company in a transaction in which the Borrower or the Company is the surviving corporation and (B) the Borrower or the Company may merge or consolidate with any other Person if the Borrower or the Company is the surviving corporation (provided that the Borrower is the surviving corporation in any merger or consolidation to which it is a party).

     (b) The Borrower will not, and will not permit any of its Material Subsidiaries to, engage to any material extent in any business other than (i) businesses of the type conducted by

                                                                CREDIT AGREEMENT
the Borrower or any of its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto or (ii) businesses financial in nature.

     7.03 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions (other than service arrangements) with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Material Subsidiary than could be obtained on an arm's length basis from unrelated third parties, and (b) transactions between or among the Borrower and its direct or indirect Subsidiaries.

     7.04 ADJUSTED STATUTORY SURPLUS; RISK BASED CAPITAL RATIO.

     (a) The Borrower will not permit the Adjusted Statutory Surplus of the Company, calculated as of the last day of each fiscal quarter of the Company, to be less than $7,750,000,000.

     (b) From and after the Borrowing on the first Closing Date and the consummation of the portion of the Acquisition to be consummated on the first Closing Date, the Borrower will not permit the Risk Based Capital Ratio of TIC, calculated as of the last day of each fiscal quarter of TIC, to be less than 2.5 to 1.0. Upon request of the Administrative Agent, the Borrower will provide, or cause TIC to provide, a certificate of a Financial Officer of the Borrower showing a calculation of the Risk Based Capital Ratio of TIC as of the last day of the most recent fiscal quarter ending after the first Closing Date for which the information required to calculate such Ratio is available.

     7.05 Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth, calculated as of the last day of each fiscal quarter, to be less than $15,000,000,000.


                                 ARTICLE VIII.
                                EVENTS OF DEFAULT

     8.01 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur:

     (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof;

     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

     (c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any amendment or modification hereof or

                                                                CREDIT AGREEMENT
waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) (i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.01, 6.02 or 6.06, and such failure shall continue unremedied for a period of five Business Days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender), or (ii) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.03 or in
Article VII;

     (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause
(a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

     (f) the Borrower or any of its Material Subsidiaries shall fail to make payments (whether of principal or interest and regardless of amount) on Material Indebtedness, when and as the same shall become due and payable;

     (g) any event or condition occurs that results in Material Indebtedness becoming due prior to the scheduled maturity of such Material Indebtedness or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of Material Indebtedness or any trustee or agent on its or their behalf to cause Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Material Subsidiaries or its debts, or of a substantial part of its assets, under any Debtor Relief Laws now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any or its Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) the Borrower or any of its Material Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Laws now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any or its Material Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a

                                                                CREDIT AGREEMENT
petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) the Borrower or any of its Material Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $300,000,000 (or its equivalent in any other currency) shall be rendered against the Borrower, any Material Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed; or

     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Material Subsidiaries in an aggregate amount exceeding $200,000,000 in any year.

     8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, with notice to the Borrower, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

     (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans to the Borrower shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

     8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations of the Borrower shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Borrower's Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

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                                       43

     Second, to payment of that portion of the Borrower's Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Borrower's Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, to payment of that portion of the Borrower's Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

     9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT. Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to the Lenders for the negligence or misconduct of any agent or attorney-in-fact selected by the Administrative Agent in good faith after due inquiry.

     9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth

                                                                CREDIT AGREEMENT
herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

     9.04 RELIANCE BY ADMINISTRATIVE AGENT.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 5.01, Section 5.02 or Section 5.03, as the case may be, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed effective date of this Agreement or the applicable Closing Date, as the case may be, specifying its objection thereto.

     9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided,

                                                                CREDIT AGREEMENT
however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

     9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do
so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that (a) no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct, provided, however, that no action taken in accordance with the express directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section, and (b) no Lender shall be liable for the payment of any portion of an Indemnified Liability pursuant to this Section unless such Indemnified Liability was incurred by the Administrative Agent in its capacity as such or by another Agent-Related Person acting for the Administrative Agent in such capacity. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or

                                                                CREDIT AGREEMENT
otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

     9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to the Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of any other Lender. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein

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                                       47
expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.05) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.05.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 OTHER AGENTS; JOINT LEAD ARRANGERS AND BOOK MANAGERS. None of the Lenders or other Persons now or hereafter identified on the facing page or signature pages of this Agreement, or in connection with any assignment pursuant to Section 10.07, as a "syndication agent," "documentation agent," "arranger" or "book manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder. With the consent of the Borrower, the Arrangers may appoint or award additional agent or co-agent titles under this Agreement.

                                   ARTICLE X.
                                  MISCELLANEOUS

     10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective

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                                       48
unless in writing signed by the Required Lenders and the Borrower, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 5.01, Section 5.02 or Section
5.03 without the written consent of each Lender;

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

     (e) change Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (ii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile or other electronic transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to Subsection (b) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

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                                       49

          (i) if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Administrative Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Subsection (b) below, shall be effective as provided in such Subsection (b). Each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (1) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent to such Lender and
(ii) accurate wire instructions for such Lender.

     (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

     (c) The Platform. The Borrower hereby acknowledges that the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform"). THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any Agent-Related Persons (collectively, the "Agent Parties") have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise)

                                                                CREDIT AGREEMENT
arising out of the Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). The Borrower also acknowledges and agrees that unless conspicuously labeled "PUBLIC" by the Borrower, all Borrower Materials to be posted on the Platform or otherwise provided to the Lenders shall be treated by the Administrative Agent as material non-public information with respect to the Borrower, its Affiliates or its securities and such Borrower Materials shall not be provided to any Lenders that do not wish to receive such material non-public information.

     (d) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) reasonably believed by them to be genuine and to have been given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice reasonably believed by them to be genuine and to have been given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 [INTENTIONALLY OMITTED].

     10.05 COSTS, EXPENSES AND INDEMNIFICATION.

     (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Agent-Related Persons, including reasonable Attorney Costs, in connection with the syndication of the credit facilities provided for herein, the preparation and

                                                                CREDIT AGREEMENT
administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

     (b) The Borrower shall indemnify the Administrative Agent and each Lender and the directors, officers, employees, agents, advisors and Affiliates of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the use of the proceeds of any Borrowing or (ii) any actual or prospective claim, litigation, investigation or proceeding relating thereto, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee. If for any reason (other than the proviso set forth in the immediately preceding sentence) the foregoing indemnity is not available to any Indemnitee, the Borrower agrees to contribute to the amount of the losses, claims, damages, liabilities and related expenses incurred by or asserted against such Indemnitee in such equitable proportion as will reflect the relative economic interests of the Borrower and each Indemnitee in the matters contemplated by this Agreement as well as the relative fault of the Borrower and such Indemnitee with respect to such losses, claims, damages, liabilities and related expenses.

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan, or the use of the proceeds thereof.

     (e) No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement.

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                                       52

     (f) The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, rehabilitator, conservator, custodian, liquidator, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07 SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of Subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of Subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of Subsection (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in Subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default

                                                                CREDIT AGREEMENT
has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group (as defined in Schedule 10.07) and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the assignment shall contain a representation by the Eligible Assignee to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable Assignment and Assumption constitutes "plan assets" as defined under ERISA and that the rights and interests of the Eligible Assignee in and under the Loan Documents will not be "plan assets" under ERISA; and (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee as set forth on Schedule 10.07. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the

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                                       54

Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is e notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) As used herein, the following terms have the following meanings:

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

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                                       55

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.10(c)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of such Loan to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

     10.08 CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or

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                                       56

Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. In the event that any Lender becomes legally compelled to disclose any confidential Information pursuant to paragraph (c) of this
Section 10.08, such Lender shall, to the extent permitted by law, give prompt written notice of that fact to the Borrower prior to the disclosure so that the Borrower may seek an appropriate remedy to prevent or limit such disclosure and the Lenders shall cooperate reasonably (at the expense of the Borrower) with the Borrower in seeking such remedy. For purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any Subsidiary or any of their respective businesses, including, without limitation, the Acquisition Agreement and all schedules and exhibits thereto, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower,
(b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws. Notwithstanding anything in this Section 10.08 to the contrary, any party hereto may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the credit facility contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions of this Section
10.08 (and the immediately preceding sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates' directors and employees to comply with applicable securities laws.

     10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and

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                                       57
application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

     10.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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                                       58

     10.15 MITIGATION OF OBLIGATIONS; REPLACEMENT OF LENDERS.

     (a) If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall, upon the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking the Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.04 or 3.01, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to
Section 3.01 or 3.04. Upon the making of any such assignment, the Borrower shall pay in full any amounts payable pursuant to Section 3.05.

     10.16 GOVERNING LAW.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE EXTENT LEGALLY POSSIBLE, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. TO THE EXTENT LEGALLY POSSIBLE, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

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                                       59

     10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.18 USA PATRIOT ACT NOTICE. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGES FOLLOW.]


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                                       60

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                METLIFE, INC.


                                By: /s/ Anthony J. Williamson
                                    ------------------------------------------
                                    Name:  Anthony J. Williamson
                                    Title: Senior Vice President and Treasurer


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                         BANK OF AMERICA, N.A., as a Lender and
                                         as Administrative Agent


                                         By: /s/ Jeffrey M. Shaver
                                             -----------------------------------
                                             Name:  Jeffrey M. Shaver
                                             Title: Vice President


                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                         GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                         as a Lender and as Syndication Agent


                                         By: /s/ William W. Archer
                                             -----------------------------------
                                             Name:  William W. Archer
                                             Title: Managing Director


                       SIGNATURE PAGE TO CREDIT AGREEMENT